Exhibit 99.2

Contact        Media:
Mary Rawlings-Taylor
Imation Corp.
Phone: 651-704-6796

Investors:
Scott Robinson
Imation Corp.
Phone: 651-704-4311

Imation Unveils Strategic Direction as Technology Company focused on Growth Opportunities in Data Storage, Protection, and Connectivity;
Company Outlines Financial Goals, Planned Uses of Cash including Stock Buyback, and Investment Direction

OAKDALE, Minn. (Feb. 1, 2011) - Imation Corp. (NYSE: IMN) today reinforced its vision as a global technology company dedicated to helping people and organizations store, protect, and connect their digital world, and unveiled strategies and an investment direction designed to return the Company to long-term growth and improve operating margins. Imation President and Chief Executive Officer Mark Lucas is scheduled to outline Imation's strategy, financial goals, and anticipated uses of cash in a webcast meeting with the financial community today.
“Imation's vision, as a technology company focusing on targeted applications, will leverage our deep data storage core while addressing opportunities for growth in emerging storage, electronics, and accessories,” said Lucas. “In 2010, Imation made significant operational improvements, while stabilizing product gross margins. Now, with $305 million in cash and a clear vision, we are ready to begin strategic actions geared to building long-term value for shareholders, employees and customers.”

Financial Goals. In the near-term, the Company does not expect revenues to rise in 2011 due to declines in Traditional Storage categories and rationalization of low-margin products. Imation also expects that earnings, excluding charges, will decline in 2011 due to organic investments needed to drive long-term growth. However, the Company will continue its focus on cash and continued margin improvement in 2011. Looking forward, the Company stated that mid-term financial goals include double-digit earnings growth in 2012 and a return to top-line growth by the end of 2012. Longer term, the Company has an ROIC (return on invested capital) target of 10 percent or more, operating income profitability target of 4-5 percent, and target of product gross margins moving toward 20 percent.

Corporate Strategies. The Company's strategy is to use a disciplined, end-to-end product life cycle management process designed to deliver products with higher gross margins while phasing out low-margin businesses. In 2011, this process is expected to drive new product launches with at least 20 percent gross margin as an entry target. The Company also plans to invest in four core product technology areas: Secure Storage, Scalable Storage, Wireless/Connectivity, and Magnetic Tape. These investments will include organic research activities already underway, with an increase of more than 30 percent in RD&E (research, development, and engineering) resources expected in 2011. The Company also anticipates investments through acquisitions.

Product Strategies. In the Company's Traditional Storage category, which includes magnetic tape and optical products, Imation's strategy is to optimize profitability, asset returns and cash in a declining market. The recent strategic alliance with TDK to develop and manufacture next-generation tape is an example of an optimization action expected to maximize ROIC in the magnetic category. In Emerging Storage, including flash and removable hard disk drives, the Company plans to invest in higher growth and margin opportunities, such as its award-winning “Defender” line of secure removable storage products and scalable storage offerings for small-medium businesses (SMBs), including removable hard disk systems. And in Electronics and Accessories, the strategy is to launch differentiated, higher margin products such as the new XtremeMac and TDK Life on Record premium audio lines, while rationalizing low-margin businesses.

Investment Strategies. Imation has identified a need for both organic and inorganic investments. In 2011, the Company expects incremental organic investment of $15 million focused on technology; expanded sales and marketing coverage for the VAR (value added reseller) and OEM channels; improved decision-support tools in IT, and international expansion, focused on China. The Company also intends to grow through acquisitions focused on data protection, storage hardware, removable hard drive systems, and related software, with the potential for several acquisitions each ranging from a few million dollars to $50 million.

Uses of Cash in 2011. The Company anticipates 2011 uses of cash to include: 1) organic incremental investment of $15 million; 2) acquisitions, expected to be small to mid size and focused on data protection and scalable data storage areas; 3) cash paid for restructuring of approximately $40 million, including $30 million to support the go-forward strategy; and 4) stock buyback, restarting share repurchases under the Company's existing board authorization of 2.3 million shares.
In summarizing the Company's strategic direction, Lucas commented, “We are well positioned and plan to invest to capitalize on opportunities in large and growing markets. We will strive to create lasting value with our goals of returning to top-line growth by the end of 2012, improving our product gross margins toward 20 percent through product differentiation, and driving increasing operating margins to the 4-5 percent level. We are excited by the opportunities, and are pleased to restart our stock buyback program while undertaking the actions required to drive our strategy forward.”
Lucas concluded, “Imation intends to retain its strong leadership in traditional storage categories including magnetic and optical products. Looking forward, we see opportunity to grow in emerging storage through focused investment in data security and protection, scalable storage for SMBs, and connectivity solutions for home and businesses. And with our disciplined approach to differentiated electronics and accessories, we expect to leverage our broad global footprint and portfolio of brands, including Imation, Memorex, TDK Life on Record, and XtremeMac, to drive profitable growth. While we still have much work ahead, we have made good progress on our operational foundation, and now have a clear vision for our future, along with specific and actionable strategies.”
Imation has announced its fourth quarter 2010 financial results in a separate press release also issued this morning.

Webcast and Replay Information
A teleconference and webcast with associated slide presentation is scheduled for 9:00 AM Central Time today, February 1, 2011 and will be available on the Internet on a listen-only basis at www.ir.Imation.com or www.streetevents.com. The Company's fourth quarter financial results will be discussed and additional information will be provided in regard to the Company's strategy.

A taped replay of the teleconference will be available beginning at 1:00 PM Central Time on February 1, 2011 until 5:00 PM Central Time on February 8, 2011 by dialing 866-837-8032 (access code 1500232). All remarks made during the teleconference will be current at the time of the teleconference and the replay will not be updated to reflect any subsequent developments.

About Imation Corp.
Imation Corp. (NYSE: IMN) is a leading global technology company dedicated to helping people and organizations store, protect, and connect their digital world. Our portfolio of data storage and security products, electronics and accessories reaches customers in more than 100 countries through a powerful global distribution network. Imation Corp.'s global brand portfolio includes Imation, Memorex, XtremeMac, and TDK Life on Record brands. Additional information about Imation is available at www.imation.com.

Risk and Uncertainties

Certain information contained in this press release which does not relate to historical information may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause our actual results in the future to differ materially from our historical results and those presently anticipated or projected. We wish to caution investors not to place undue reliance on any such forward-

looking statements. Any forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. Risk factors include our ability to successfully implement our strategy; our ability to grow our business in new products with profitable margins; the possibility that our assets may become impaired; our ability to introduce new offerings in a timely manner either independently or in association with OEMs or other third parties; the market acceptance of newly introduced product and service offerings; the potential dependence on third parties for new product introductions or technologies in order to introduce our own new products; our ability to realize the benefits from our global sourcing and development strategy for magnetic data storage products and the related restructuring; our ability to identify, integrate and realize the expected benefits from any acquisition which may occur in connection with our strategy; continuing uncertainty in global and regional economic conditions; foreign currency fluctuations; the volatility of the markets in which we operate; our ability to successfully manage multiple brands globally; our ability to successfully manage multiple brands globally; our ability to achieve the expected benefits from our strategic relationships and distribution agreements; the competitive pricing environment and its possible impact on profitability and inventory valuations; the ready availability and price of energy and key raw materials or critical components; our ability to meet our revenue growth, gross margin and earnings targets; our ability to secure adequate supply of certain high demand products at acceptable prices; the rate of revenue decline for certain existing products; our ability to efficiently source, warehouse and distribute our products globally; significant changes in discount rates and other assumptions used in the valuation of our pension plans; our ability to secure and maintain adequate shelf and display space over time at retailers which conduct semi-annual or annual line reviews; the future financial and operating performance of major customers and industries served; our ability to successfully defend our intellectual property rights and the ability or willingness of our suppliers to provide adequate protection against third party intellectual property or product liability claims; the outcome of any pending or future litigation; the volatility of our stock price due to our results or market trends, as well as various factors set forth from time to time in our filings with the Securities and Exchange Commission.

Imation, the Imation logo, Memorex, the Memorex logo, and XtremeMac are trademarks of Imation Corp. and its subsidiaries. The TDK Life on Record logo is a trademark of TDK Corporation. All other trademarks are property of their respective owners.